UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2014

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 24, 2014, the jury in the trial of the lawsuit (the "ViaSat Suit") by ViaSat, Inc. ("ViaSat") against Loral Space & Communications Inc. ("Loral" or the "Company") and Loral’s former subsidiary, Space Systems/Loral, LLC ("SSL"), returned a verdict against SSL. The jury found that SSL directly infringed the patents asserted by ViaSat in the case in connection with the manufacture of a satellite by SSL for a customer other than ViaSat and also that SSL breached certain agreements with ViaSat. Damages of $283 million were awarded against SSL. The jury also found that Loral was not liable for either patent infringement or breach of contract. SSL elected not to pursue its patent infringement counterclaim against ViaSat at the trial.

Under the terms of the purchase agreement pursuant to which Loral sold SSL to MacDonald, Dettwiler and Associates Ltd. in 2012, Loral has assumed the defense of the ViaSat Suit (the "Assumption of the Defense") and is obligated to indemnify SSL for damages in the ViaSat Suit, after a final non-appealable judgment has been entered. In addition, under the terms of the purchase agreement, following a change of control of Loral, the indemnification liability of Loral for damages in the ViaSat Suit is subject to a $200 million cap.

Loral, by virtue of the Assumption of the Defense, intends to file post-trial motions in the trial court on behalf of SSL seeking judgment as a matter of law, or in the alternative, a new trial. A hearing on post-trial motions is currently scheduled for July 22, 2014. In the event that the post-trial motions are denied and judgment is ultimately entered by the trial court, Loral, by virtue of the Assumption of the Defense, intends to appeal the judgment on behalf of SSL. There can be no assurance that any post-trial motions or appeals will be successful with respect to reversing the verdict, reducing all or a portion of the damages awarded against SSL or obtaining a new trial.

Loral is evaluating, based on fair value accounting rules, the effect of the jury verdict in the ViaSat Suit on the indemnification liability recorded on its financial statements. Loral expects that, as a result of the verdict, it will increase the indemnification liability on its financial statements, which will result in a to-be-determined charge to earnings from discontinued operations during the first quarter of 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

April 28, 2014	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary